UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2021
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously reported, David R. Walt, Ph.D. notified the board of directors (the “Board”) of Exicure, Inc. (the “Company”) of his intention not to stand for re-election as a director of the Company when his term expires at the Company’s upcoming 2021 Annual Meeting of Stockholders to be held on June 1, 2021 (the “Annual Meeting”).

On April 19, 2021, Chad A. Mirkin, Ph.D. notified the Board of his intention to resign effective as of April 30, 2021 in order to pursue other endeavors. He will continue to support the Company in a consulting capacity. The Company and the Board thank Dr. Mirkin for his years of service and outstanding contributions to the Company.

Board Class Reclassification

Following the Annual Meeting, the authorized size of the Board will be eight members. Following the contemplated resignations of Drs. Walt and Mirkin, the Board completed a process to reclassify the members of the Board into three classes of nearly equal size, effective immediately.

To effect this change, Dr. Garofalo and Mr. Sassine each resigned as a Class II director and Class III director, respectively, and were immediately reappointed to the Board as Class I directors, each to stand for re-election at the upcoming Annual Meeting, along with Dr. Giljohann who will also stand for re-election at the Annual Meeting.

To effect this change, Dr. Muralidhar resigned as a Class I director, and was immediately reappointed to the Board as Class II director, to stand for re-election at the 2022 Annual Meeting of Stockholders.

To effect this change, Mr. Sulat resigned as a Class III director, and was immediately reappointed to the Board as Class II director, to stand for re-election at the 2022 Annual Meeting of Stockholders.

To effect this change, Dr. Cleland resigned as a Class II director, and was immediately reappointed to the Board as Class III director, to stand for re-election at the 2023 Annual Meeting of Stockholders.

The Company did not enter into any new plan, contract, arrangement or compensatory plan in connection with these resignations and reappointments, and there is no arrangement or understanding between any director and any other person pursuant to which he was appointed to serve as a director. These resignations and reappointments were effected solely to reclassify the Board, and for all other purposes, each director’s service on the Board is deemed to have continued uninterrupted without any break in service.

Reconstitution of Board Committees

In connection with the reconstitution of the Board as set forth above, the Board approved the reconstitution of the committees of the Board as set forth below:

•The Audit Committee will be comprised of Mr. Sulat (chair), Dr. Garofalo, Mr. Sassine and Mr. Walbert.
•The Compensation Committee will be comprised of Mr. Hau (chair), Dr. Cleland, Dr. Muralidhar and Dr. Walt. Dr. Walt intends to resign from the Compensation Committee when his term expires at the Annual Meeting.
•The Nominating and Corporate Governance Committee will be comprised of Dr. Muralidhar (chair), Mr. Hau and Mr. Walbert.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2021	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer and Interim Chief Financial Officer